EXHIBIT 10.6

RF MICRO DEVICES, INC.

DIRECTOR COMPENSATION PLAN

RF MICRO DEVICES, INC.

DIRECTOR COMPENSATION PLAN

1.                  Purpose.

The purpose of the RF Micro Devices, Inc. Director Compensation Plan (the "Plan") is to formally establish and document the terms of cash and equity compensation payable to non-employee members of the Board of Directors (the "Board" or the "Board of Directors") of RF Micro Devices, Inc., a North Carolina corporation (the "Company").

2.                  Eligibility.

Each member of the Board who is not an employee of the Company or any of its subsidiaries (each, a "Director") is eligible to receive compensation for services as a director under the Plan.

3.                  Administration.

The Plan shall be administered by the Board unless the Board delegates all or part of its authority to administer the Plan to the Compensation Committee (the "Committee") in a manner that is consistent with the Company's Corporate Governance Guidelines, the Compensation Committee charter and other applicable laws, rules and regulations.  Unless the Board determines otherwise, the Committee shall be comprised solely of two or more "non-employee directors," as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as may otherwise be permitted under Rule 16b-3.  For the purposes of the Plan, the term "Administrator" shall refer to the Board, and upon its delegation to the Committee of authority to administer the Plan, the Committee.  The Administrator may also delegate to one or more officers or employees of the Company the authority to manage the record-keeping and other routine administrative duties under the Plan.

4.                  Payment of Annual Fees.

The Board shall establish the annual retainer fees, committee chair fees and any additional cash fees to be paid to Directors for any Plan year ("Plan Year").  Such fees shall be referred to herein as the "Annual Fees."  A Plan Year shall coincide with the Company's fiscal year unless the Board determines otherwise.  Annual Fees shall be paid in cash quarterly on, or as close as practicable to, the first business day following the end of the quarter during which the Annual Fees were earned.   Quarterly payments of Annual Fees shall be pro rated if a Director's service on the Board terminates or commences during a fiscal quarter.  The Board may modify the Annual Fees, or any component of such fees, at any time and from time to time, as reflected in an amendment to the Plan, by Board resolution or by other means.   In addition, the Board may at any time and from time to time authorize the payment of additional fees for service on the Board (for instance, due to service on a special committee or for other extra service) outside of the Plan.

5.                  Grant of Initial Equity Awards and Annual Equity Awards.

(a)          Each Director may elect to receive equity awards ("Equity Awards") for shares of the Company's common stock (the "Common Stock") in the form of nonqualified stock options ("Options") and/or restricted stock units ("RSUs") as provided in the Plan and subject to the terms of the Company's 2006 Directors Stock Option Plan, as amended and restated effective May 7, 2009 (the "2006 Plan"), with respect to the grant of Options, and the Company's 2003 Stock Incentive Plan, as amended June 1, 2006 (the "2003 Plan") (the 2003 Plan, the 2006 Plan and any successor equity plan(s) being also referred to herein individually as a "Stock Plan"), with respect to the grant of RSUs.   An initial Equity Award  ("Initial Equity Award") may be in the form of an Initial Option and/or an Initial RSU (each as defined below).  An annual Equity Award ("Annual Equity Award") may be in the form of an Annual Option and/or an Annual RSU (each as defined below).   Shares of Common Stock subject to Equity Awards shall only be issued under the applicable Stock Plan, and no shares shall be issued under this Plan.

(b)         Grant of Initial Options and Annual Options.  Unless a Director makes an election to receive Initial RSUs and/or Annual RSUs as provided in Section 5(c) or Section 5(d) herein, each eligible Director shall be granted Initial Options and/or Annual Options (each, as defined in the 2006 Plan) under the 2006 Plan. Such Annual Options and Initial Options shall be subject to, and governed by the terms of, the 2006 Plan and the individual stock option agreement related to each such Option grant.  If a Director makes a timely election to receive 50% of the total value (as defined below) of his Equity Awards in the form of an Initial RSU and/or an Annual RSU as provided in this Section 5 but also elects to receive 50% of the total value of his Equity Awards in the form of an Initial Option and/or an Annual Option, such Initial Option and/or Annual Option shall be subject to all of the other terms applicable to Initial Options and/or Annual Options, as the case may be, under the 2006 Plan, except that the number of shares subject to such Initial Option and/or Annual Option shall be reduced as provided in Section 5(c) and/or Section 5(d) herein.  If a Director makes a timely election to receive all of his Initial Equity Award in the form of an Initial RSU, he will not also be granted an Initial Option.  If a Director makes a timely election to receive all of his Annual Equity Award in the form of an Annual RSU, he will not also be granted an Annual Option.

(c)          Elections Related to Initial Equity Awards; Grant of Initial RSUs.

(i)                  Each Director shall receive an Initial Option for 50,000 shares of Common Stock as provided under the terms of the 2006 Plan unless he makes a timely election to receive an RSU grant (the "Initial RSU") in lieu of all or 50% of the total value of the Initial Option.  Such election must be in writing and must be made at least 10 calendar days (or within such other time period established by the Administrator) prior to the date of grant  (the "Grant Date") of the Initial Option (as determined under the 2006 Plan), and such election shall (unless the Administrator determines otherwise) be irrevocable by the Director.  If the Director elects to receive an Initial RSU, the number of shares subject to his Initial Option shall be correspondingly reduced so that the aggregate of the value (as defined herein) of the Initial Option plus the value of the Initial RSU (as defined herein) does not exceed the total value of the Initial Option that would otherwise be granted under the 2006 Plan.  For the purposes herein, the "total value" of an Initial Option shall equal the number of shares subject to the Initial Option (that is, 50,000 shares) multiplied by the Black-Scholes value or similar methodology, as used for compensation expense valuation purposes in the Company's financial statements (the "Black-Scholes value"), of the Option on (or as close in time as practicable to) the Grant Date.  The "value" of an Initial RSU shall be determined by multiplying the number of shares subject to the Initial RSU by the Black-Scholes value of the RSU on (or as close in time as practicable to) the Grant Date. The "value" of an Initial Option shall equal the number of shares subject to the Initial Option multiplied by the Black-Scholes value of the Option on (or as close in time as practicable to) the Grant Date.   If the Director elects to receive all of his Initial Equity Award in the form of an Initial RSU, the number of shares subject to the Initial RSU will be equal to the total value of the Initial Option divided by the Black-Scholes value for the RSU on (or as close in time as practicable to) the Grant Date.  If the Director elects to take 50% of the total value of his Initial Equity Award in the form of an Initial RSU and 50% of the total value in the form of an Initial Option, the number of shares subject to the Initial Option will be reduced by 50% and the number of shares subject to the Initial RSU will equal 50% of the total value of the Initial Option divided by the Black-Scholes value for the RSU on (or as close in time as practicable to) the Grant Date. The value of a Director's Initial RSU plus the value of the Director's Initial Option shall be as close as practicable to, but may not exceed, the total value of the Initial Option.

Example:  Below is an example of the implied math for illustration purposes only; the same principles would apply with respect to annual equity award calculations:

Initial Option = 50,000 shares

Black-Scholes value of Initial RSU (FMV of Common Stock) = $1.25

Black-Scholes value of the Initial Option = $0.60 per share

Total Value of Initial Option = $30,000.00

 If Director elects 100% RSU:

Number of shares subject to Initial RSU = $30,000 (total value of Initial Option) divided by $1.25 (Black-Scholes value of RSU on grant date)

Number of shares subject to Initial RSU = 24,000 shares

 If Director elects 50% RSU /50% Option:

Number of shares subject to Initial Option = 50,000 multiplied by 50%

Number of shares subject to Initial Option = 25,000 shares

Number of shares subject to Initial RSU = $15,000 (50 % total value of Initial Option) divided by $1.25 (Black-Scholes value of RSU on grant date)

Number of shares subject to Initial RSU = 12,000 shares

(ii)                Terms of Initial RSUs:  An Initial RSU shall be granted under, and subject to the terms of, the 2003 Plan (or other applicable Stock Plan) and related initial RSU award agreement.  Without limiting the foregoing, the following terms shall apply:

(A)              The Grant Date shall be the date the Initial Option would otherwise be granted under the 2006 Plan (or other applicable Stock Plan).

(B)              An Initial RSU shall vest with respect to one-third of the shares subject to the Initial RSU on the Grant Date and shall vest with respect to the remaining two thirds of the shares subject to the Initial RSU in two equal annual installments on each of the first and second anniversaries of the Grant Date, so that the Initial RSU will be vested in full on the second anniversary of the Grant Date, provided that the Director remains in service on the Board on each such vesting date.   Notwithstanding the foregoing, however, an Initial RSU shall vest in full upon a Change of Control (as defined under the 2003 Plan) of the Company.

(C)              Unless the Administrator determines otherwise, if the Director's service as a member of the Board is terminated for any reason and all or part of his Initial RSU has not vested, the Initial RSU, to the extent not then vested, shall be forfeited immediately upon such termination and the Director shall have no further rights with respect thereto.

(D)              Each Initial RSU shall also be subject to such other terms and conditions as may apply under the terms of the 2003 Plan (or other Stock Plan) and related individual RSU agreement.

(d)         Elections Related to Annual Equity Grants; Grant of Annual RSUs.

(i)                  Each Director shall receive an Annual Option for 25,000 shares (or, in the case of the nonemployee chairman of the Board, 30,000 shares) of Common Stock as provided under the terms of the 2006 Plan unless he makes a timely election to receive an RSU grant (the "Annual RSU") in lieu of all or 50% of the total value (as defined below) of the Annual Option.  Such election must be in writing and must be made at least 10 calendar days (or within such other time period established by the Administrator) prior to the Grant Date of the Annual Option (as determined under the 2006 Plan) and such election shall (unless the Administrator determines otherwise) be irrevocable by the Director.  If the Director elects to receive an Annual RSU, the number of shares subject to his Annual Option shall be correspondingly reduced so that the aggregate of the value (as defined below) of the Annual Option plus the value (as defined below) of the Annual RSU does not exceed the total value of the Annual Option that would otherwise be granted under the 2006 Plan.  For the purposes herein, the "total value" of an Annual Option shall equal the number of shares of Common Stock subject to the Annual Option (that is, 25,000 shares, or in the case of the nonemployee chairman of the Board, 30,000 shares) multiplied by the Black-Scholes value of the Option on (or as close in time as practicable to) the Grant Date.  The "value" of an Annual RSU shall be determined by multiplying the number of shares subject to the Annual RSU by the Black-Scholes value of the RSU on (or as close in time as practicable to) the Grant Date. The "value" of an Annual Option shall equal the number of shares subject to the Annual Option multiplied by the Black-Scholes value on (or as close in time as practicable to) the Grant Date.  If the Director elects to receive all of his Annual Equity Award in the form of an Annual RSU, the number of shares subject to the Annual RSU will be equal to the total value of the Annual Option divided by the Black-Scholes value for the RSU on (or as close in time as practicable to) the Grant Date.  If the Director elects to take 50% of the total value of his Annual Equity Award in the form of an Annual RSU and 50% of the total value in the form of an Annual Option, the number of shares subject to the Annual Option will be reduced by 50% and the number of shares subject to the Annual RSU will equal 50% of the total value of the Annual Option divided by the Black-Scholes value for the RSU on (or as close in time as practicable to) the Grant Date. The value of a Director's Annual RSU plus the value of the Director's Annual Option shall be as close as practicable to, but may not exceed, the total value of the Annual Option.

(ii)                Terms of Annual RSUs:  An Annual RSU shall be granted under, and subject to the terms of, the 2003 Plan (or other applicable Stock Plan) and related annual RSU award agreement.  Without limiting the foregoing, the following terms should apply:

(A)              The Grant Date shall be the date the Annual Option would otherwise be granted under the 2006 Plan (or other applicable Stock Plan);

(B)              An Annual RSU shall vest on the first anniversary of the Grant Date, subject to the continued service of the Director on the vesting date.  Notwithstanding the foregoing, an Annual RSU shall vest in full in the event of a Change of Control (as defined under the 2003 Plan) of the Company.

(C)              Unless the Administrator determines otherwise, if the Director's service as a member of the Board is terminated for any reason and all or part of his Annual RSU has not vested, the Annual RSU, to the extent not then vested, shall be forfeited immediately upon such termination and the Director shall have no further rights with respect thereto.

(D)              Each Annual RSU shall also be subject to such other terms and conditions as may apply under the terms of the 2003 Plan (or other Stock Plan) and related individual RSU agreement.

6.                  Terms of Supplemental Equity Awards.

(a)          General:  In addition to the grant of Initial Equity Awards and Annual Equity Awards, the Board may from time to time approve the grant of supplemental Equity Awards ("Supplemental Equity Awards") to one or more Directors.  Supplemental Equity Awards may be in the form of supplemental Options ("Supplemental Options") and/or supplemental RSUs ("Supplemental RSUs").  The grant of a Supplemental Equity Award at any one time does not create a right to any future grant of such awards.  Supplemental Equity Awards may be designed to augment the equity compensation provided to Directors in the form of Initial Awards and Annual Awards.  A Supplemental Equity Award may be based on a fixed dollar amount, a fixed number of shares of Common Stock,  a fixed Black-Scholes value or such other valuation formula or factors as the Board determines in its discretion. Supplemental Options shall be granted under the 2006 Plan and Supplemental RSUs shall be granted under the 2003 Plan (or other applicable successor Stock Plan).

(b)         Form of Supplemental Equity Award:  Unless the Board determines otherwise, the form of a Supplemental Equity Award (Supplemental Option, Supplemental RSU or a combination) shall be based on the election made by the Director with respect to the applicable Plan Year.

(c)          Terms of Supplemental Equity Awards:  Unless the Board determines otherwise, if the Board grants a Supplemental Equity Award that is intended to supplement an Initial Equity Award, the Supplemental Equity Award shall have the same Grant Date, vesting, option price and option period (in the case of Supplemental Options) and other terms and conditions as the corresponding Initial Option and/or Initial RSU, as the case may be.  Similarly, unless the Board determines otherwise, if the Board grants a Supplemental Equity Award that is intended to supplement an Annual Equity Award, the Supplemental Equity Award shall have the same Grant Date, vesting, option price and option period (in the case of Supplemental Options) and other terms and conditions as the corresponding Annual Option and/or Annual RSU, as the case may be.  Notwithstanding the foregoing, the Board shall have discretion to grant Supplemental Equity Awards that are not intended to supplement Initial Equity Awards or Annual Equity Awards, in which case each such Supplemental Equity Award shall be subject to such terms and conditions as may be established by the Board, or as may apply under the Plan, the respective Stock Plan and the applicable award agreement.

7.                  Plan Effective Date; Amendment and Termination.

The Plan shall be effective as of May 7, 2009 and shall continue until terminated by the Board.  The Plan and any award may be amended, altered and/or terminated at any time by the Board; provided, that approval of an amendment to the Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation.

8.                  No Right or Obligation of Continued Service.

Neither the Plan, the grant of a benefit under the Plan nor any other action related to the Plan shall confer upon any Director any right to continue in the service of the Company as a Director or to interfere in any way with the right of the Company to terminate the Director's service at any time.  Except as may be otherwise provided in the Plan, the applicable Stock Plan or related award agreement (or as may be otherwise determined by the Administrator), all rights of a Director with respect to benefits conferred under the Plan shall terminate immediately upon the Director's termination of service as a Director.

9.                  Restrictions on Benefits.

The Company may impose such restrictions on Equity Awards, shares of Common Stock, cash or any other benefits contemplated under the Plan as it may deem advisable, including without limitation restrictions that may apply under applicable laws, rules and regulations. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to provide any benefits or take any other action unless such action is in compliance with all applicable laws, rules and regulations.

10.              Compliance with Code Section 409A.

Notwithstanding any other provision in the Plan to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any benefit granted under the Plan, it is the general intention of the Company that the Plan and all such benefits shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such benefit shall, to the extent practicable, be construed in accordance therewith.  Deferrals pursuant to a benefit otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with Code Section 409A.  Without limiting the effect of the foregoing, Annual Fees and shares of Common Stock subject to an RSU (and other awards, if and to the extent required under Code Section 409A) shall, upon vesting of the award, be distributed to the Director (or his beneficiary) no later than the later of (a) the 15th day of the third month following the end of the Director's first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the 15th day of the third month following the end of the Company's first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A.  In addition, in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any benefit, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or benefit, as applicable.  Further, in the event that the Plan or any benefit shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

11.              General Provisions.

(a)          Unfunded Plan; No Effect on Other Plans:

(i)                  The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by benefits conferred under the Plan.  The Plan shall not establish any fiduciary relationship between the Company and any Director or other person.  Neither a Director nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company, including, without limitation, any specific funds, assets or other property which the Company, in its discretion, may set aside in anticipation of a liability under the Plan.  A Director shall have only a contractual right to benefits, if any, payable under the Plan, unsecured by any assets of the Company.  Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii)                The amount of any compensation deemed to be received by a Director pursuant to the Plan shall not constitute compensation with respect to which any other benefits of such Director are determined, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii)               The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company.

(b)         Applicable Law:  The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(c)          Beneficiary Designation:  The Administrator may permit a Director to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of benefits (if any) to which the Director is otherwise entitled in the event of death.  In the absence of such designation by a Director, and in the event of the Director's death, the estate of the Director shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.  A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(d)         Gender and Number:  Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(e)          Severability:  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(f)           Rules of Construction:  Headings are given to the sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

(g)         Successors and Assigns:  The Plan shall be binding upon the Company, its successors and assigns, and Directors, their executors, administrators and permitted transferees and beneficiaries.

(h)         Right of Offset:  Notwithstanding any other provision of the Plan or any award conferred under the Plan, the Company may (subject to any Code Section 409A considerations) reduce the amount of any benefit otherwise distributable to or on behalf of a Director by the amount of any obligation of the Director to the Company that is or becomes due and payable.

(i)           Nontransferability:  Benefits provided under the Plan shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession.  The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

IN WITNESS WHEREOF, this RF Micro Devices, Inc. Director Compensation Plan, is, by the authority of the Board of Directors of the Company, executed in behalf of the Company, effective as of the 7th day of May, 2009.

RF MICRO DEVICES, INC.

By:       /s/ Robert A. Bruggeworth

Robert A. Bruggeworth

Chief Executive Officer

ATTEST:

/s/ William A. Priddy, Jr.

Secretary/Asst. Secretary

[Corporate Seal]